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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 12, 2003, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

                                          /s/ Ernst & Young LLP


Stamford, Connecticut
March 11, 2003